U.S. Securities and Exchange Commission
                             Washington, D.C. 20549


                                Form 8-K/A No. 1


                                 Current Report
                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934



         Date of Report (date of earliest event reported): June 12, 2000


                         Commission file number 0-26013
                                                -------

                       MULTI-LINK TELECOMMUNICATIONS, INC.
                       ----------------------------------
                      (Exact name of small business issuer
                          as specified in its charter)



          Colorado                                        84-1334687
 ------------------------------                 -------------------------------
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)



                 4704 Harlan Street, Suite 420, Denver, CO 80212
                 -----------------------------------------------
                    (Address of principal executive offices)



                                 (303) 831-1977
                            -------------------------
                           (Issuer's telephone number)



                                 Not Applicable
               ----------------------------------------------------
              (Former name, former address, and former fiscal year,
                          if changed since last report)

     This Form 8-K/A amends and supplements a filing by Multi-Link Telecommunications, Inc. ("Multi-Link" or "Registrant") on Form 8K, dated April 14, 2000 pursuant to which Registrant reported the acquisition of all the outstanding common stock of VoiceLink, Inc. ("VoiceLink"). Such Form 8-K is hereby amended by changing Item 7 thereof to read as follows, and filing herewith the attached financial statements and information.

     The pro-forma financial information filed herewith combines those of Multi-Link, Hellyer Communications, Inc. ("Hellyer"), One Touch Communications, Inc. ("One Touch") and VoiceLink.

     The acquisition of the business and substantially all of the assets of Hellyer and One Touch were accounted for under the purchase method of accounting and, as such, the statement of operations of Hellyer and One Touch for periods prior their dates of acquisition (November 17, 1999 and January 6, 2000 respectively) will never be consolidated into Multi-Link's statements of operations for any period.

     The acquisition of VoiceLink was accounted for as a pooling of interests, and the results of the VoiceLink business have been consolidated with those of Multi-Link as if the two businesses had been merged throughout the periods presented.

     During fiscal 1999 Hellyer lost significant revenue and consequently suffered substantial operating losses as a result of the termination of its customer billing arrangement with Ameritech under which small charges for voice mail service were added to each customer's Ameritech bill each month, and paid to Hellyer as one monthly amount. This Ameritech billing arrangement was restored prior to the date of acquisition by Multi-Link and as a result management does not believe that Hellyer's fiscal 1999 statement of operations and the pro-forma combining condensed statement of operations are indicative of the expected future performance of the combined companies.

ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL
          INFORMATION AND EXHIBITS

     (a) Financial Statements of Business Acquired.

     The following financial statements of the business acquired are filed herewith:

          Balance Sheets of VoiceLink, Inc. at December 31, 1999 and March 31, 2000 (Unaudited)

          Statements of Operations for VoiceLink, Inc. for the years ended December 31, 1998 and 1999 and the three months ended March 31, 1999 and 2000 (Unaudited)

          Statements of Changes in Stockholders' Equity for VoiceLink, Inc. for the years ended December 31, 1998 and 1999 and the three months ended March 31, 1999 and 2000 (Unaudited)

          Statements of Cash Flows for VoiceLink, Inc. for the years ended December 31, 1998 and 1999 and the three months ended March 31, 1999 and 2000 (Unaudited)

     (b) Pro Forma Financial Information.

     The following pro forma financial statements of the Registrant are filed herewith:

          Combining, Condensed Statement of Operations of Multi-Link Telecommunications, Inc., Hellyer Communications, Inc., One Touch Communications, Inc., and VoiceLink, Inc. for the twelve months ended September 30, 1999

          Combining, Condensed Statement of Operations of Multi-Link Telecommunications, Inc., Hellyer Communications, Inc., One Touch Communications, Inc., and VoiceLink, Inc. for the twelve months ended September 30, 1998


     (c)  Exhibits.

    10.20 Stock Purchase Agreement dated March 25, 2000 by and among Multi-Link Telecommunications, Inc., VoiceLink, Inc., L. Van Page and Larry Mays (without exhibits).*

    10.21 Registration Rights Agreement dated March 31, 2000 by and among L. Van Page, Larry Mays, Nigel V. Alexander, Shawn B. Stickle and Multi-Link Telecommunications, Inc. *

     99.1 Press Release announcing signing of Stock Purchase Agreement. *

     99.2 Press Release announcing completion of acquisition. *


     * Filed with the Form 8-K on April, 14, 2000.

                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    MULTI-LINK TELECOMMUNICATIONS, INC.


Date:  June 12, 2000                By: /s/ David J. Cutler
                                        ----------------------------------------
                                        David J. Cutler, Chief Financial Officer

                          INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
VOICELINK, INC.                                                             ----


Independent Auditor's Report ............................................... F-2

Balance Sheets - December 31, 1999 and March 31, 2000 (Unaudited) .......... F-3

Statements of Operations - For the Years Ended December 31, 1998 and 1999
         and the Three Months Ended March 31, 1999 and 2000 (Unaudited) .... F-4

Statements of Changes in Stockholders' Equity - For the Years Ended
         December 31, 1998 and 1999 and the Three Months Ended
         March 31, 1999 and 2000 (Unaudited) ............................... F-5

Statements of Cash Flows - For the Years Ended December 31, 1998 and 1999
         and the Three Months Ended March 31, 1999 and 2000 (Unaudited) .... F-6

Notes to Financial Statements .............................................. F-7


MULTI-LINK TELECOMMUNICATIONS, INC., HELLYER COMMUNICATIONS, INC., ONE TOUCH COMMUNICATIONS, INC. AND VOICELINK, INC.

Pro Forma Combining Condensed Financial Information:

Introduction .............................................................. F-12

Combining, Condensed Statement of Operations - For the Twelve Months Ended
         September 30, 1999 ............................................... F-13

Combining, Condensed Statement of Operations - For the Twelve Months Ended
         September 30, 1998 ............................................... F-14

Notes to Combining, Condensed Financial Information ....................... F-15

                          INDEPENDENT AUDITOR'S REPORT



Shareholders and Board of Directors
VoiceLink, Inc.
Norcross, Georgia

We have audited the accompanying balance sheet of VoiceLink, Inc. as of December 31, 1999 and the related statements of operations, changes in stockholders' equity, and cash flows for the years ended December 31, 1998 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VoiceLink, Inc. as of December 31, 1999 and of the results of its operations and its cash flows for the years ended December 31, 1998 and 1999, in conformity with generally accepted accounting principles.



/s/ HEIN + ASSOCIATES LLP
HEIN + ASSOCIATES LLP

Denver, Colorado
May 5, 2000


                                      VOICELINK, INC.

                                      BALANCE SHEETS


                                                                                  DECEMBER 31,            MARCH 31,
                                                                                     1999                    2000
                                                                                  -----------            ----------
                                                                                                         (Unaudited)
                                     ASSETS
CURRENT ASSETS:
    Cash and cash equivalents ..............................................      $  59,643             $ 143,611
    Accounts receivable - trade, net of allowance for doubtful
         accounts of $25,000 ...............................................        174,335               180,295
    Prepaid expenses and other .............................................        101,855                92,388
                                                                                  ---------             ---------
             Total current assets ..........................................        335,833               416,294

PROPERTY AND EQUIPMENT, net ................................................        387,782               380,703

INTANGIBLE ASSETS, net of accumulated amortization of
    $116,302 and $123,958 (unaudited), respectively ........................         39,493                37,622
                                                                                  ---------             ---------

TOTAL ASSETS ...............................................................      $ 763,108             $ 834,619
                                                                                  =========             =========


                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
    Accounts payable .......................................................      $  69,621             $  47,464
    Accrued expenses .......................................................         83,748                33,000
    Notes payable, related party ...........................................           --                 500,000
    Notes payable and current portion of long-term debt ....................         72,905                  --
                                                                                  ---------             ---------
             Total current liabilities .....................................        226,274               580,464

LONG-TERM DEBT, less current portion .......................................        375,154                  --

COMMITMENTS (Note 4)

STOCKHOLDERS' EQUITY:
    Common stock, $.20 par value; 10,000,000 shares authorized,
         520,850 shares issued and outstanding .............................        104,170               104,170
    Additional paid-in capital .............................................        105,830               105,830
    Treasury stock, at cost, 500,000 shares ................................       (308,122)             (308,122)
    Retained earnings ......................................................        259,802               352,277
                                                                                  ---------             ---------
             Total stockholders' equity ....................................        161,680               254,155
                                                                                  ---------             ---------

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY .................................      $ 763,108             $ 834,619
                                                                                  =========             =========


   The accompanying notes are an integral part of these financial statements.



                                           VOICELINK, INC.

                                      STATEMENTS OF OPERATIONS



                                                                                                               FOR THE THREE
                                                                   FOR THE YEARS ENDED                          MONTHS ENDED
                                                                       DECEMBER 31,                               MARCH 31,
                                                                 ------------------------                ------------------------
                                                                 1998                1999                1999                2000
                                                                 ----                ----                ----                ----

NET REVENUES .......................................        $ 2,306,660         $ 2,371,281         $   574,496         $   604,714

COST OF SERVICES AND PRODUCTS ......................            454,356             374,879              93,243              87,170
                                                            -----------         -----------         -----------         -----------

GROSS MARGIN .......................................          1,852,304           1,996,402             481,253             517,544

OPERATING EXPENSES:
    Sales and advertising ..........................            367,270             354,876              91,667             119,757
    General and administrative .....................          1,220,152           1,309,548             319,870             294,592
    Depreciation ...................................             79,413              47,377              11,568              12,252
    Amortization ...................................             40,000              32,969              10,000               7,656
                                                            -----------         -----------         -----------         -----------
        Total operating expenses ...................          1,706,835           1,744,770             433,105             434,257
                                                            -----------         -----------         -----------         -----------

INCOME FROM OPERATIONS .............................            145,469             251,632              48,148              83,287

    Interest income (expense), net .................            (90,821)            (74,516)            (14,693)             (7,712)
                                                            -----------         -----------         -----------         -----------

INCOME BEFORE TAX ..................................             54,648             177,116              33,455              75,575

    Income Tax Benefit (Expense) ...................            (14,208)            (67,304)            (12,713)             16,900
                                                            -----------         -----------         -----------         -----------

NET INCOME .........................................        $    40,440         $   109,812         $    20,742         $    92,475
                                                            ===========         ===========         ===========         ===========


   The accompanying notes are an integral part of these financial statements.


                                                VOICELINK, INC.

                                 STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
                                FOR THE YEARS ENDED DECEMBER 31, 1998 AND 1999
                             AND THE THREE MONTHS ENDED MARCH 31, 2000 (UNAUDITED)



                                                       Common Stock       Additional       Treasury Stock
                                                     -----------------     Paid-In       ------------------      Retained
                                                     Shares     Amount      Capital      Shares      Amount      Earnings     Total
                                                     ------     ------    ----------     ------      ------      --------     -----

BALANCES, January 1, 1998 .....................     520,850   $ 104,170   $ 105,830     500,000   $(308,122)   $ 109,550   $  11,428

  Net income ..................................        --          --          --          --          --         40,440      40,440
                                                  ---------   ---------   ---------   ---------    ---------   ---------   ---------

BALANCES, December 31, 1998 ...................     520,850     104,170     105,830     500,000    (308,122)     149,990      51,868

  Net income ..................................        --          --          --          --          --        109,812     109,812
                                                  ---------   ---------   ---------   ---------    ---------   ---------   ---------

BALANCES, December 31, 1999 ...................     520,850     104,170     105,830     500,000    (308,122)     259,802     161,680

  Net income (unaudited) ......................        --          --          --          --          --         92,475      92,475
                                                  ---------   ---------   ---------   ---------    ---------   ---------   ---------

BALANCES, March 31, 2000 (Unaudited) ..........     520,850   $ 104,170   $ 105,830     500,000   $(308,122)   $ 352,277   $ 254,155
                                                  =========   =========   =========   =========    =========   =========   =========










   The accompanying notes are an integral part of these financial statements.


                                                VOICELINK, INC.

                                           STATEMENTS OF CASH FLOWS


                                                                                                                FOR THE THREE
                                                                             FOR THE YEARS ENDED                 MONTHS ENDED
                                                                                  DECEMBER 31,                     MARCH 31,
                                                                             --------------------            -------------------
                                                                             1998            1999            1999            2000
                                                                             ----            ----            ----            ----
                                                                                                                  (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
    Net income .....................................................      $  40,440       $ 109,812       $  20,742       $  92,475
    Adjustments to reconcile net income to net cash
      provided by operating activities:
         Depreciation and amortization .............................        119,413          80,346          21,568          19,908
         Deferred taxes ............................................           --              --              --              --
         Loss (profit) from associated company .....................         16,995          15,063          (1,656)         (2,785)
    Changes in operating assets and liabilities:
      (Increase) decrease in:
         Accounts receivable .......................................        (41,986)         (2,071)         34,478          (5,954)
         Other receivables .........................................         33,940          13,176          13,176            --
         Prepaid expenses ..........................................         41,648          49,161           3,564           9,467
      Increase (decrease) in:
         Accounts payable ..........................................        (50,946)         45,335          39,475         (22,161)
         Accrued expenses ..........................................          8,681           1,097          (2,775)        (50,749)
         Deferred revenue ..........................................         (4,736)           --              --              --
                                                                          ---------       ---------       ---------       ---------
      Net cash provided by operating activities ....................        163,449         311,919         128,572          40,201

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets .......................................       (108,108)        (16,756)         (6,122)         (5,173)
    Investment in associate company ................................        (16,500)        (20,000)           --            (3,001)
                                                                          ---------       ---------       ---------       ---------
      Net cash used in investing activities ........................       (124,608)        (36,756)         (6,122)         (8,174)

CASH FLOWS FROM FINANCING ACTIVITIES:
    Advances from related parties ..................................           --              --              --           500,000
    Payment of notes payable .......................................        (55,355)       (285,886)        (99,818)       (448,059)
                                                                          ---------       ---------       ---------       ---------
      Net cash provided by (used in) financing activities ..........        (55,355)       (285,886)        (99,818)         51,941

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS ...................        (16,514)        (10,723)         22,632          83,968

CASH AND CASH EQUIVALENTS, at beginning of period ..................         86,880          70,366          70,366          59,643
                                                                          ---------       ---------       ---------       ---------

CASH AND CASH EQUIVALENTS, at end of period ........................      $  70,366       $  59,643       $  92,998       $ 143,611
                                                                          =========       =========       =========       =========

SUPPLEMENTAL CASH FLOW INFORMATION:
    Cash paid for interest .........................................      $  75,717       $  59,455       $  16,349       $  10,498
                                                                          =========       =========       =========       =========
    Cash paid for taxes ............................................      $   3,460       $   9,792       $   --          $   --
                                                                          =========       =========       =========       =========
    Non-cash financing activities:
       Fixed assets acquired through debt ..........................      $ 116,082       $    --         $   --          $   --
                                                                          =========       =========       =========       =========
       Write-off of non-compete agreement through
                  note payable .....................................      $   --          $  25,000       $  25,000       $   --
                                                                          =========       =========       =========       =========


   The accompanying notes are an integral part of these financial statements.

                                 VOICELINK, INC.

                          NOTES TO FINANCIAL STATEMENTS
           (Information Subsequent to December 31, 1999 is Unaudited)



1.  NATURE OF OPERATIONS AND SIGNIFICANT ACCOUNTING POLICIES:
    --------------------------------------------------------

Nature of Operations - VoiceLink, Inc. (the "Company") was incorporated in the State of Georgia in January 1991 and sells voice and fax messaging products and paging services in the Atlanta local calling area.

Cash and Cash Equivalents - Cash and cash equivalents consist of cash and highly liquid debt instruments with original maturities of less than three months.

Property and Equipment - Property and equipment is stated at cost. Depreciation of property and equipment is calculated using the straight-line method over the estimated useful lives of the assets. The estimated useful lives are as follows:

          Furniture and fixtures                         7 years
          Computer equipment                             5 years
          Voice messaging equipment                     15 years

Intangible Assets - The Company has entered into a five-year non-compete agreement with a former shareholder for consideration of $175,000. The cost of the non-compete agreement is being amortized on a straight-line basis over the five-year term of the agreement and which expires in December 2001.

Impairment of Long-Lived and Intangible Assets - In the event that facts and circumstances indicate that the cost of long-lived and intangible assets may be impaired, an evaluation of recoverability would be performed. If an evaluation were required, the estimated future undiscounted cash flows associated with the asset would be compared to the asset's carrying amount to determine if a write-down to market value or discounted cash flow value is required.

Concentration of Credit Risk and Significant Vendors - Concentration of credit risk is limited to trade accounts receivable. The nature of the Company's business is such that no single customer represents more than 2% of net accounts receivable. The Company does not require collateral or other security to support customer's receivables but conducts periodic reviews of customer payment practices to minimize collection risk on trade accounts receivable. Allowances are maintained for potential credit losses and such losses have been within management's expectations.

The Company currently uses services provided by Bell South for interconnection to the public telephone network. There are other local telephone companies which could provide the Company with a similar interconnection. However, in the event that Bell South was to experience difficulties in providing the Company with interconnection in its present configuration, it could materially adversely affect the Company's business in the short-term. An appropriate time period would be required to enable the Company to establish a new interconnection to the public telephone network.

                                 VOICELINK, INC.

                          NOTES TO FINANCIAL STATEMENTS
           (Information Subsequent to December 31, 1999 is Unaudited)


Financial Instruments - The estimated fair values for financial instruments are determined at discrete points in time based on relevant market information. These estimates involve uncertainties and cannot be determined with precision. The carrying amounts of note receivable, accounts receivable, accounts payable, and accrued liabilities approximate fair value because of the short-term maturities of these instruments. The fair value of notes payable approximates their carrying value as generally their interest rates reflect the Company's current effective annual borrowing rate.

Income Taxes - The Company currently accounts for income taxes under the liability method, which requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse.

Revenue Recognition - Revenues are recognized at the time services are performed or products are delivered.

Advertising Costs - Costs associated with advertising are expensed in the year incurred. Advertising expense was $6,000 and $29,000 for the years ended December 31, 1998 and 1999.

Comprehensive Income - Comprehensive income is defined as all changes in stockholders' equity, exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries, and certain changes in minimum pension liabilities. The Company's comprehensive income was equal to its net income for all the periods presented.

Use of Estimates - The preparation of the Company's financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in these financial statements and accompanying notes. Actual results could differ from those estimates.

Recently Issued Accounting Pronouncements - SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, was issued in June 1998. This statement establishes accounting and reporting standards for derivative instruments and for hedging activities. It requires that entities recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for the Company's financial statements for the year ended December 31, 2000 and the adoption of this standard is not expected to have a material effect on the Company's financial statements.

Unaudited Information - The balance sheet as of March 31, 2000 and the statements of operations for the three-month periods ended March 31, 1999 and 2000 were taken from the Company's books and records without audit. However, in the opinion of management, such information includes all adjustments (con sisting only of normal recurring accruals) which are necessary to properly reflect the financial position of the Company as of March 31, 2000 and the results of operations for the three months ended March 31, 1999 and 2000.

                                 VOICELINK, INC.

                          NOTES TO FINANCIAL STATEMENTS
           (Information Subsequent to December 31, 1999 is Unaudited)


2.  PROPERTY AND EQUIPMENT:
    ----------------------

Property and equipment comprise of the following as of December 31, 1999:

          Furniture and fixtures                               $  57,160
          Computer equipment                                      78,918
          Voice messaging equipment                              360,852
                                                               ---------
                                                                 496,930
          Accumulated depreciation                              (109,148)
                                                               ---------

                                                               $ 387,782
                                                               =========
3.  NOTES PAYABLE AND LONG-TERM DEBT:
    --------------------------------

Notes payable and long term debt consist of the following as of December 31, 1999:


A 10-year SBA  guaranteed,  variable  rate  promissory  note
repayable  in  monthly  installments   maturing  April  2005
bearing  interest  at prime plus 2% (10.5% at  December  31,
1999), collateralized by substantially all assets of the and
Company guaranteed by stockholder.                             $ 366,940

A  5-year   equipment  lease  to  purchase  voice  messaging
equipment   repayable  in  monthly   installments   maturing
December 2002 bearing interest at 11.25%,  collateralized by
equipment.                                                        81,119
                                                               ---------
                                                                 448,059

Less current portion                                             (72,905)
                                                               ---------

                                                               $ 375,154
                                                               =========

Subsequent   to  December  31,  1999,   the  new  parent   company,   Multi-Link
Telecommunications, Inc. (see Note 6) advanced the Company $500,000 to pay off all debt.

                                 VOICELINK, INC.

                          NOTES TO FINANCIAL STATEMENTS
           (Information Subsequent to December 31, 1999 is Unaudited)


Principal payments on the above obligations at December 31, 1999 are due as follows:

     2000                                                      $  72,901
     2001                                                         85,807
     2002                                                         95,316
     2003                                                         72,205
     2004                                                         79,964
     Thereafter                                                   41,866
                                                               ---------

                                                               $ 448,059
                                                               =========

4.  COMMITMENTS:
    -----------

The Company leases certain equipment and its office under lease agreements classified as operating leases. Minimum future equipment and office rental payments are as follows.

     2000                                                      $  64,664
     2001                                                         60,680
     2002                                                         21,280
                                                               ---------

                                                               $ 146,624
                                                               =========

5.  INCOME TAXES:
    ------------

The actual income tax expense differs from the "expected" tax expense (computed by applying the U.S. Federal corporate income tax rate of 34% for each period) as follows:

                                                  Years Ended December 31,
                                            -----------------------------------
                                                  1998               1999
                                            -----------------    --------------
                                            Amount        %      Amount    %
                                            ------      -----    ------   -----

Statutory rate                            $ 18,580      34.00% $ 60,219   34.00%
State income taxes, net of Federal income
  tax benefit                                2,164       3.96%    7,014    3.96%
Non-deductible expenses and other           (6,536)    (11.96%)      71     .04%
                                           -------    -------   -------  ------
       Total income tax expense           $ 14,208      26.00% $ 67,304   38.00%
                                           =======    =======   =======  ======

                                 VOICELINK, INC.

                          NOTES TO FINANCIAL STATEMENTS
           (Information Subsequent to December 31, 1999 is Unaudited)



Income tax expense (benefit) consists of the following:


                                                              Years Ended
                                                              December 31,
                                                         ----------------------
                                                         1998              1999
                                                         ----              ----

     Current                                         $  10,208        $  71,304
     Deferred                                            4,000           (4,000)
                                                      --------         --------

          Total income tax expense                   $  14,208           67,304
                                                      ========         ========


Temporary differences between the financial statement carry amounts and tax basis of assets and liabilities that give rise to the net deferred tax liability relates primarily to the use of the cash method of accounting for tax.


6.   SUBSEQUENT EVENTS:
     -----------------

Effective March 31, 2000, 100% of the Company's issued share capital was acquired by Multi-Link Telecommunications, Inc. (Multi-Link), a publicly quoted provider of voice messaging related telecommunications services, in a share for share exchange. Stockholders of VoiceLink received a total of 406,488 Multi-Link shares in exchange for their shares in VoiceLink.

                       MULTI-LINK TELECOMMUNICATIONS, INC.
                          HELLYER COMMUNICATIONS, INC.
                         ONE TOUCH COMMUNICATIONS, INC.
                                       AND
                                 VOICELINK, INC.


                                  INTRODUCTION


The accompanying unaudited pro forma combining, condensed statement of operations combine the operations of Multi-Link Telecommunications, Inc. and subsidiary (the Company) for the years ended September 30, 1999 and 1998, the operations of Hellyer Communications, Inc. (Hellyer) for the years ended October 31, 1999 and 1998, the operations of One Touch Communications, Inc. (One Touch) for the years ended December 31, 1999 and 1998, and the operations of VoiceLink, Inc. for the year ended December 31, 1999, as if the acquisitions had been completed at the beginning of the period presented. Hellyer and One Touch were accounted for under the purchase method of accounting and VoiceLink, Inc. was accounted for as a pooling-of- interests. The pro forma combining, condensed financial information has been prepared on the basis of the assumptions included in the notes to the pro forma combining, condensed financial information.

These statements are not necessarily indicative of future operations or the actual results that would have occurred had the merger been consummated at the beginning of the period indicated.

The unaudited pro forma combined, condensed financial statements should be read in conjunction with the historical financial statements and notes thereto, included elsewhere in the document or in prior filings with the Securities and Exchange Commission.

        MULTI-LINK TELECOMMUNICATIONS, INC., HELLYER COMMUNICATIONS, INC.
               ONE TOUCH COMMUNICATIONS, INC., AND VOICELINK, INC.
 PRO FORMA, COMBINING, CONDENSED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1999
                                   (Unaudited)

                                       Multi-Link          Hellyer          One Touch
                                  TeleCommunications,  Communications,  Communications,   VoiceLink,
                                           Inc.             Inc.              Inc.            Inc.
                                  ------------------   --------------   ---------------   ---------
Net revenues ......................   $  2,217,468    $  8,900,622    $  1,186,383    $  2,371,281

Cost of services and products .....        410,623       3,181,876         266,606         374,879
                                      ------------    ------------    ------------     -----------

Gross margin ......................      1,806,845       5,718,746         919,777       1,996,402

Operating expenses ................      1,215,256      10,064,884         540,125       1,744,770
                                      ------------    ------------    ------------     -----------

Operating income (loss) ...........        591,589      (4,346,138)        379,652         251,632

Interest expense ..................       (200,330)       (210,598)        (15,268)        (74,516)
                                      ------------    ------------    ------------     -----------

Net income (loss) before tax ......        391,259      (4,556,736)        364,384         177,116

Provision for income taxes ........           --              --              --           (67,304)
                                      ------------    ------------    ------------     -----------

Net income (loss) .................   $    391,259    $ (4,556,736)   $    364,384    $    109,812
                                      ============    ============    ============     ===========

Net income (loss) per common share:
    Basic .........................   $       0.18         N/A             N/A               N/A
    Diluted .......................   $       0.16         N/A             N/A               N/A

Weighted average number of shares:
    Basic .........................      2,203,992         N/A             N/A               N/A
    Diluted .......................      2,400,075         N/A             N/A               N/A

                                           Hellyer      One Touch      VoiceLink, Inc.
                                         Pro Forma      Pro Forma         Pro Forma        Pro Forma
                                        Adjustments    Adjustments       Adjustments       Combined
                                        -----------    -----------     --------------      ---------
Net revenues ......................   $       --       $       --      $       --      $  14,675,754

Cost of services and products .....           --               --              --          4,233,984
                                      ------------    ------------    ------------     -------------

Gross margin ......................           --               --            --           10,441,770

Operating expenses ................        229,297    (a)  183,738     (d)   --           13,978,070
                                      ------------    ------------    ------------     -------------

Operating income (loss) ...........       (229,297)       (183,738)          --           (3,536,300)

Interest expense ..................        138,862    (b)    8,906     (e)  34,682     (g)  (318,262)
                                      ------------    ------------    ------------     -------------

Net income (loss) before tax ......        (90,435)       (174,832)         34,682        (3,854,562)

Provision for income taxes ........           --              --            67,304     (h)    --
                                      ------------    ------------    ------------     -------------

Net income (loss) .................   $    (90,435)   $   (174,832)   $    101,986     $  (3,854,562)
                                      ============    ============    ============     =============

Net income (loss) per common share:
    Basic .........................         N/A              N/A            N/A        $       (1.28)
    Diluted .......................         N/A              N/A            N/A        $       (1.28)

Weighted average number of shares:
    Basic .........................        150,000    (c)  246,718      (f)406,488     (i) 3,007,198
    Diluted .......................        150,000    (c)  246,718      (f)406,488     (i) 3,007,198

        MULTI-LINK TELECOMMUNICATIONS, INC., HELLYER COMMUNICATIONS, INC.
               ONE TOUCH COMMUNICATIONS, INC., AND VOICELINK, INC.
 PRO FORMA, COMBINING, CONDENSED STATEMENT OF OPERATIONS FOR THE TWELVE MONTHS ENDED SEPTEMBER 30, 1998
                                   (Unaudited)

                                       Multi-Link          Hellyer          One Touch
                                  TeleCommunications,  Communications,  Communications,   VoiceLink,
                                          Inc.              Inc.              Inc.            Inc.
                                  ------------------   --------------   ---------------   ---------

Net revenues ......................   $  1,859,276    $ 10,177,413    $    914,682    $  2,306,660

Cost of services and products .....        371,391       2,603,283         218,950         454,355
                                      ------------    ------------    ------------     -----------

Gross margin ......................      1,487,885       7,574,130         695,732       1,852,305

Operating expenses ................      1,019,984       7,077,752         488,758       1,706,836
                                      ------------    ------------    ------------     -----------

Operating income (loss) ...........        467,901         496,378         206,974         145,469

Interest (expense) ................       (635,518)       (119,913)        (25,267)        (90,821)
                                      ------------    ------------    ------------     -----------

Net income (loss) before tax ......       (167,617)        376,465         181,707          54,648

Provision for income taxes ........           --              --              --           (14,208)
                                      ------------    ------------    ------------     -----------

Net income (loss) .................   $   (167,617)   $    376,465    $    181,707    $     40,440
                                      ============    ============    ============     ===========

Net income (loss) per common share:
    Basic .........................   $      (0.11)            N/A             N/A             N/A
    Diluted .......................   $      (0.11)            N/A             N/A             N/A

Weighted average number of shares:
    Basic .........................      1,496,905             N/A             N/A             N/A
    Diluted .......................      1,496,905             N/A             N/A             N/A

                                           Hellyer      One Touch      VoiceLink, Inc.
                                         Pro Forma      Pro Forma         Pro Forma        Pro Forma
                                        Adjustments    Adjustments       Adjustments       Combined
                                        -----------    -----------     --------------      ---------
Net revenues ......................   $       --      $     --        $      --        $  15,258,031

Cost of services and products .....           --            --               --            3,647,979
                                      ------------    ------------    ------------     -------------

Gross margin ......................           --            --              --            11,610,052

Operating expenses ................        229,297    (a)  183,738    (d)   --            10,706,365
                                      ------------    ------------    ------------     -------------

Operating income (loss) ...........       (229,297)       (183,738)         --               903,687

Interest (expense) ................        138,862    (b)   --              --              (732,657)
                                      ------------    ------------    ------------     -------------

Net income (loss) before tax ......        (90,435)       (183,738)          --              171,030

Provision for income taxes ........           --              --            14,208      (h)    --
                                      ------------    ------------    ------------     -------------

Net income (loss) .................   $    (90,435)   $   (183,738)   $     14,208     $     171,030
                                      ============    ============    ============     =============

Net income (loss) per common share:
    Basic .........................         N/A             N/A             N/A        $        0.07
    Diluted .......................         N/A             N/A             N/A        $        0.07

Weighted average number of shares:
    Basic .........................        150,000    (c)  246,718      (f)406,488     (i) 2,300,111
    Diluted .......................        150,000    (c)  246,718      (f)406,488     (i) 2,300,111


                       MULTI-LINK TELECOMMUNICATIONS, INC.
                          HELLYER COMMUNICATIONS, INC.
                         ONE TOUCH COMMUNICATIONS, INC.
                                       AND
                                 VOICELINK, INC.
                                   (Unaudited)


               NOTES TO COMBINING, CONDENSED FINANCIAL INFORMATION


(a) To reflect amortization expense related to the consultancy agreement (2 years), non-compete agreement (5 years) and goodwill (15 years) incurred in the acquisition of Hellyer.

(b) To reflect the reduction in interest expense arising from negotiated settlement of Hellyer notes payable at the time of acquisition.

(c) To reflect the issuance of 150,000 shares in the Company for the acquisition of consultancy and non-compete agreements.

(d) To reflect the amortization expense related to goodwill over 15 years incurred in the acquisition of One Touch.

(e) To reflect the reduction in interest expense arising from the repayment of One Touch's leasing liabilities at closing.

(f) To reflect the issue of 246,718 shares in the Company as part of the purchase consideration for the acquisition of the One Touch.

(g) To reflect the reduction in interest expense arising from the repayment of VoiceLink's loan and lease liabilities at closing. Interest expense reduced from the date of Multi-Link's closing of its public offering in May 1999.

(h) To reflect the offset of the Company's tax losses against VoiceLink's taxable income.

(i) To reflect the issue of 405,488 shares in the Company as the purchase consideration for the acquisition of the VoiceLink, Inc.